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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44548, 333-60150, 333-84710 and 333-92340) of UTStarcom, Inc. of our report dated January 23, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2003 relating to the financial statement schedules, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
San Francisco, California
February 19, 2003

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  Exhibit 23.1
Consent of Independent Accountants